As filed with the Securities and Exchange Commission on March 15, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Corcept Therapeutics Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0487658
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, California 94025

(Address of Principal Executive Offices including Zip Code)

Amended and Restated 2004 Equity Incentive Plan

(Full Title of the Plan)

Copy to:

Alan C. Mendelson, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 463-4693

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting Company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Amended and Restated 2004 Equity Incentive Plan Common Stock, par value $0.001 per share:	2,896,155	$3.71	$10,744,735.05	$1,247.47

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also automatically cover any additional shares of the Registrant’s common stock which become issuable under our Amended and Restated 2004 Equity Incentive Plan, which we refer to as our 2004 Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)	This estimate is made pursuant to Rule 457(c) solely for purposes of calculating the registration fee pursuant to Rule 457(h), and is based on a price of $3.71, which represents the average of the high and low prices per share of Registrant’s common stock as reported on the Nasdaq Capital Market on March 11, 2011.

REGISTRATION OF ADDITIONAL SECURITIES

We filed with the United States Securities and Exchange Commission, or the SEC, the following registration statements on Form S-8 relating to shares of our common stock, par value $0.001 per share, to be offered and sold under our 2000 Stock Option Plan and 2004 Plan, and the contents of such registration statements are incorporated by reference in this registration statement: Registration Statement on Form S-8 filed June 3, 2004 (File No. 333-116127), Registration Statement on Form S-8 filed April 11, 2008 (File No. 333-150199), Registration Statement on Form S-8 filed April 3, 2009 (File No. 333-158406) and Registration Statement on Form S-8 filed January 26, 2010 (File No. 333-164531). We are hereby registering an additional 2,896,155 shares of our common stock, par value $0.001 per share, issuable or that may become issuable under our 2004 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 15, 2011;

•	Current Reports on Form 8-K filed with the SEC on January 11, 2011, January 20, 2011, January 21, 2011 and January 26, 2011;

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 12, 2004; and

•

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities covered hereby then remaining unsold.

Any information that we later file with the SEC will automatically update and supersede the information and statements contained in a document incorporated or deemed to be incorporated by reference herein. Any such information or statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this registration statement. Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 5.	Interests of Named Experts and Counsel.

The validity of the common stock being offered by this prospectus will be passed upon for us by Latham & Watkins, LLP, Menlo Park, California. As of the date of this registration statement, Latham & Watkins LLP and certain attorneys in the firm who have rendered, and will continue to render, legal services to the Company, own shares of our common stock and warrants exercisable for shares of our common stock representing in the aggregate less than one percent of the shares of our common stock outstanding immediately prior to the filing of this registration statement.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify our directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, we have entered into separate indemnification agreements with our directors and executive officers which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The indemnification provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and the indemnification agreements entered into between us and our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. We also intend to maintain director and officer liability insurance, if available on reasonable terms, to insure our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1/A (File No. 333-112676) filed on March 19, 2004)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on September 27, 2007)

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-112676) filed on February 10, 2004)

4.4	Amended and Restated 2004 Equity Incentive Plan (incorporated by reference to the Registrant’s Proxy Statement on Schedule 14A filed with the SEC on May 7, 2009)

5.1	Opinion of Latham & Watkins, LLP

23.1	Consent of Latham & Watkins, LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page to this registration statement)

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on March 15, 2011.

Corcept Therapeutics Incorporated

By:	/s/ Joseph K. Belanoff, M.D.
Joseph K. Belanoff, M.D.
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each persons whose signature appears below hereby constitutes and appoints Joseph K. Belanoff and Caroline M. Loewy, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH K. BELANOFF	Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2011
Joseph K. Belanoff, M.D.

/s/ CAROLINE M. LOEWY	Chief Financial Officer (Principal Financial Officer)	March 15, 2011
Caroline M. Loewy

/s/ ANNE M. LEDOUX	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	March 15, 2011
Anne M. LeDoux

/s/ JAMES N. WILSON	Director and Chairman of the Board of Directors	March 15, 2011
James N. Wilson

/s/ G. LEONARD BAKER, JR.	Director	March 15, 2011
G. Leonard Baker, Jr.

/s/ JOSEPH C. COOK, JR.	Director	March 15, 2011
Joseph C. Cook, Jr.

/s/ PATRICK G. ENRIGHT	Director	March 15, 2011
Patrick G. Enright

/s/ JAMES A. HARPER	Director	March 15, 2011
James A. Harper

/s/ DAVID L. MAHONEY	Director	March 15, 2011
David L. Mahoney

/s/ JOSEPH L. TURNER	Director	March 15, 2011
Joseph L. Turner

Exhibit Index

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1/A (File No. 333-112676) filed on March 19, 2004)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on September 27, 2007)

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-112676) filed on February 10, 2004)

4.4	Amended and Restated 2004 Equity Incentive Plan (incorporated by reference to the Registrant’s Proxy Statement on Schedule 14A filed with the SEC on May 7, 2009)

5.1	Opinion of Latham & Watkins, LLP

23.1	Consent of Latham & Watkins, LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page to this registration statement)